EXHIBIT 23J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 30, 2010 on the financial statements of AMIDEX TM Funds, Inc., comprising the AMIDEX35TM Israel Mutual Fund as of May 31, 2010 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to AMIDEX TM Funds, Inc. Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
September 30, 2010

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